Exhibit (14)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Independent Registered Public Accounting Firm”, “Financial Highlights” and “Representations and Warranties” in the combined Prospectus/Proxy Statement of Transamerica Income Shares, Inc. and to the incorporation by reference of our report, dated May 20, 2015, on the financial statements and financial highlights of Transamerica Income Shares, Inc., included in its Annual Report to Shareholders for the year ended March 31, 2015, and our report, dated December 24, 2014, on the financial statements and financial highlights of Transamerica Flexible Income, included in the Transamerica Funds’ Annual Report to Shareholders for the year ended October 31, 2014, included in the Transamerica Funds’ Registration Statement on Form N-14.

We also consent to the references to our firm under the captions “Financial Highlights” in the Prospectus, dated March 1, 2015, and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, dated March 1, 2015, of Transamerica Funds, which are incorporated by reference in the combined Prospectus/Proxy Statement of Transamerica Income Shares, Inc., included in the Transamerica Funds’ Registration Statement on Form N-14.

/s/ Ernst & Young LLP

Boston, Massachusetts

July 15, 2015